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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 23, 1997

Integrated Technology USA, Inc.

(Exact name of Registrant as specified in its charter)

Delaware                       001-12127                 22-3136782
(State or Other          (Commission File number)        (IRS Employer
Jurisdiction of                                          Identification No.)

Incorporation)

107 West Tryon Avenue                                              07666
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code (201) 837-8000



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Item 5.  Other Events

Adoption of Rights Plan

                  On July 23, 1997, the Board of Directors of Integrated Technology USA, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, par value $.01 per share, of the Company ("Common Stock"). The dividend is payable to holders of record of Common Stock at the close of business on August 4, 1997. Except as described below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one-quarter of one share of Common Stock at a price of $1.50 (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Co., as Rights Agent.

                  Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificate will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that, subject to certain exceptions set forth in the Rights Plan, a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more (25% in the case of a person that is currently a 15% holder) of the outstanding shares of Common Stock (the "Stock Accusation Date") or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after July 23, 1997 or new issuances will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

                  The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 23, 2007, unless earlier redeemed or extended by the Company as described below.

                  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Shares of Common Stock issued after the

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Distribution Date will be issued with Rights if such shares are issued pursuant to the exercise of stock options or under an employee benefit plan, or upon the conversion of securities issued after adoption of the Rights Agreement. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights.

                  In the event that a Person becomes an Acquiring Person (unless such acquisition is made pursuant to a tender or exchange offer for all outstanding shares of the Company, at a price determined by a majority of the independent Directors of the Company who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be fair and otherwise in the best interest of the company and its stockholders), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the Exercise Price of the Right. The Exercise Price is the Purchase Price times the number of shares of Common Stock associated with each Right (initially, one-quarter of one share). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                  In the event that following the Stock Acquisition Date, (i) the Company is acquired in a merger or consolidation in which the Company is not the surviving corporation (other than a merger that follows a tender offer determined to be fair to the stockholders of the Company, as described in the preceding paragraph) or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the Exercise Price of the Right.

                  The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution as provided in the Rights Agreement. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

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                  At any time until 10 days following the Stock Acquisition
Date, the Company may redeem the Rights in whole, but not in part, at a price of one-eighth of a cent per Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price. The foregoing notwithstanding, the Rights generally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Board as a result of a proxy contest.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company as set forth above.

                  The Rights Agreement may be amended by the Board of Directors of the Company to the extent provided in the Rights Agreement.

                  The Rights Agreement, dated as of July 23, 1997, between the Company and American Stock Transfer & Trust Co., as Rights Agent, specifying the terms of the Rights is attached hereto as an exhibit and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

Item 7.

(c)  Exhibits

         4 Form of Rights Agreement, dated as of July 23, 1997, between Integrated Technology USA, Inc. and American Stock Transfer & Trust Co., as Rights Agent, including all exhibits thereto.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 24th day of July, 1997.

INTEGRATED TECHNOLOGY USA, INC.

By:      /s/ Barry L. Eisenberg
         ----------------------
         Name: Barry L. Eisenberg
         Title: Secretary and Treasurer

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